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                                                                      Exhibit 21


                     SUBSIDIARIES OF APPLIED MATERIALS, INC.

                      LEGAL ENTITY NAME                                PLACE OF INCORPORATION
 ---------------------------------------------------------------       ----------------------
 Applied Materials Japan, Inc.                                         Japan
 Applied Materials Europe BV                                    (1)    Netherlands
 Applied Materials International BV                                    Netherlands
 Applied Acquisition Subsidiary                                        California
 Applied Materials (Holdings)                                   (2)    California
 Applied Materials Asia-Pacific, Ltd.                           (3)    Delaware
 Applied Materials Israel, Ltd.                                 (4)    Israel
 Opal, Inc.                                                            Delaware
 AM Japan LLC                                                          Delaware

 ---------------------------------------------------------------       ---------------------
 (1) Applied Materials Europe BV owns the following subsidiaries:
        Applied Materials GmbH                                         Germany
        Applied Materials France SARL                                  France
        Applied Materials Ltd.                                         United Kingdom
        Applied Materials Ireland Ltd.                                 Ireland
        Applied Materials Sweden AB                                    Sweden
        Applied Materials Israel Services (1994) Ltd.                  Israel
        Applied Materials Italy Srl.                                   Italy
        Applied Materials Belgium S.A.                                 Belgium

 ---------------------------------------------------------------       ---------------------
 (2) Applied Materials (Holdings) owns the following subsidiary:
        Applied Implant Technology, Ltd.                               California

 ---------------------------------------------------------------       ---------------------
 (3)  Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
        Applied Materials Korea, Ltd.                                  Korea
        Applied Materials Taiwan, Ltd.                                 Taiwan
        Applied Materials South East Asia Pte., Ltd.            (a)    Singapore
        Applied Materials China, Ltd.                           (b)    Hong Kong
        AMAT (Thailand) Limited                                        Thailand

 ---------------------------------------------------------------       ---------------------
 (4)  Applied Materials Israel, Ltd. owns the following
      subsidiaries:
        Integrated Circuit Testing GmbH                                Germany
        Orbot Instruments Pacific, Ltd.                                Hong Kong

 ---------------------------------------------------------------       ---------------------
 (a) Applied Materials South East Asia Pte., Ltd. owns the
     following subsidiary:
        Applied Materials (AMSEA) Sdn Bhd                              Malaysia

 ---------------------------------------------------------------       ---------------------
 (b) Applied Materials China, Ltd. owns the following subsidiary:
        Applied Materials China Tianjin Co. Ltd.                       P.R. China


                 50-50 JOINT VENTURE OF APPLIED MATERIALS, INC.

                       LEGAL ENTITY NAME                               PLACE OF INCORPORATION
 ---------------------------------------------------------------       ----------------------
 Applied Komatsu Technology, Inc.                                      Japan



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